UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025

Tortoise Energy Infrastructure Corporation
(Exact name of Registrant as Specified in Its Charter)

Maryland	811-21462	20-0384222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5901 College Boulevard, Suite 400
Overland Park, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 913 981-1020

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TYG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated July 11, 2025, Rand C. Berney advised the Board of Directors of Tortoise Energy Infrastructure Corporation (“TYG”) and Tortoise Sustainable and Social Impact Term Fund (“TEAF” and, collectively with TYG, the “Companies” or the “funds”) of his decision to resign as a director of both Companies, effective as of July 15, 2025.  The Board of Directors has appointed Carrie R. Schoffman, age 52, to succeed Mr. Berney as a director of each Company, and to serve as a member and the Chair of the Audit and Valuation Committee of the Board of each Company, also effective as of July 15, 2025.

Carrie R. Schoffman has operated her own firm, CPA Concierge Services, LLC, a boutique tax and accounting firm, since 2020.  Ms  Schoffman served as a Tax Accountant with Bree Beers & Associates, PC from 2017 through 2020.  From 2004 through 2017, Ms. Schoffman served as Chief Compliance Officer, Principal Financial Officer and Treasurer for ICON Funds, and also served as Chief Compliance Officer, Senior Vice President at ICON Advisers, Inc. from 2004 through 2017.  Previously, Ms. Schoffman was a Staff Accountant with the Securities and Exchange Commission (2003 to 2004).  She served as Experienced Manager (2001 to 2003) and as a Senior Associate/Associate (1996 to 2001) at PricewaterhouseCoopers LLP.  Ms. Schoffman has been a Certified Public Accountant (CPA) since 1997 and is a member of the Colorado Society of Public Accountants and the American Institute of Certified Public Accountants.  She also currently serves as an independent trustee and Chair of the Audit Committee for Tortoise Capital Series Trust, another member of the fund complex advised by the Companies’ investment adviser, Tortoise Capital Advisors, L.L.C.  In addition, Ms. Schoffman currently serves as an independent trustee of each of the publicly traded investment companies 83 Investment Group Income Fund, Beacon Pointe Multi-Alternative Fund, Booster Income Opportunities Fund and Private Debt & Income Fund.

In replacing Mr. Berney as a director of both Companies, and as one of the two directors that the preferred stockholders of TYG have the exclusive right to elect to TYG’s Board, Ms. Schoffman will serve for the remainder of the full term for Class II directors (which is expected to run through the end of the 2027 annual shareholder meeting) of TYG and TEAF.  She is not a party to any arrangement or understanding pursuant to which she was selected as a director of TYG or TEAF and, apart from her appointment to serve as a director of each Company and her current services as an independent trustee of Tortoise Capital Series Trust, Ms. Schoffman has no other relationship with TYG or TEAF or the investment adviser to the funds, Tortoise Capital Advisors, L.L.C., and she does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

Ms. Schoffman will be compensated for her service on the Board of Directors in accordance with the 2025 director compensation elements described under the heading “Director and Officer Compensation” in the Companies’ proxy statement filed with the Securities and Exchange Commission (“SEC”) on July 10, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tortoise Energy Infrastructure Corporation

Date:	July 16, 2025	By:	/s/ Matthew G.P. Sallee
Matthew G.P. Sallee Chief Executive Officer